UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 16, 2012

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 16, 2012, Tracey T. Travis, Senior Vice President and Chief Financial Officer (“CFO”) of Ralph Lauren Corporation (the “Company”), notified the Company that she will be resigning from the Company, effective as of July 30, 2012, to pursue other interests.

In connection with the resignation of Ms. Travis, the Company is considering both internal and external candidates for her replacement.  Effective July 30, 2012, Robert L. Madore, age 47, will be appointed Interim CFO.  Mr. Madore has been with the Company since 2004 and currently serves as the Company’s Senior Vice President of Finance.  He is responsible for corporate finance, financial planning and analysis, capital management and financial reporting.  He will continue in that role while also serving as Interim CFO until a decision has been made by the Company on the appointment of a permanent CFO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: July 17, 2012	By:	/s/ Roger N. Farah
		Name:	Roger N. Farah
		Title:	President & Chief Operating Officer

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